CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 25 to the Registration Statement of the American Century-Benham Florida Intermediate-Term Municipal Fund, American Century-Benham Florida Municipal Money Market Fund, American Century-Benham Arizona Intermediate-Term Municipal Fund, American Century-Benham Tax Free Money Market Fund, American Century-Benham Limited-Term Tax Free Fund, American Century-Benham Intermediate-Term Tax Free Fund, American Century-Benham Long-Term Tax Free Fund, American Century-Benham High-Yield Municipal Fund (eight of the funds comprising the American Century Municipal Trust ) on Form N-1A of our reports dated July 16, 1998 on our audits of the financial statements and financial highlights of the American Century-Benham Florida Intermediate-Term Municipal Fund, American Century- Benham Florida Municipal Money Market Fund, American Century-Benham Arizona Intermediate-Term Municipal Fund, American Century-Benham Tax Free Money Market Fund, American Century-Benham Limited-Term Tax Free Fund, American Century-Benham Intermediate-Term Tax Free Fund, American Century-Benham Long-Term Tax Free Fund, American Century-Benham High-Yield Municipal Fund, which reports are included in the Annual Report to Shareholders for the year ended May 31, 1998 which are incorporated by reference in Post-Effective Amendment No. 25 to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


/s/PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP


Kansas City, Missouri
August 25, 1998